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                                 Exhibit 23.1

                     Consent of J.W. Hunt and Company, LLP
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                   [LETTERHEAD OF J.W. HUNT AND COMPANY, LLP]



                        CONSENT OF INDEPENDENT AUDITORS
                        ===============================


The Board of Directors
FirstBancorporation, Inc.
Beaufort, South Carolina

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 of FirstBancorporation, Inc., of our report dated January 30, 1998, on the consolidated financial statements of FirstBancorporation, Inc. and Subsidiary contained in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading "Experts" contained in such Prospectus.

                                        /s/ J.W. Hunt and Company, LLP

Columbia, South Carolina
May 6, 1998